PILGRIM'S PRIDE CORPORATION

   FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

The Lenders From Time to Time Parties
to the Credit Agreement Described Below

Ladies and Gentlemen:

     Reference is hereby made to that certain Second Amended and Restated Secured Credit Agreement dated as of November 5, 1999 (the "CREDIT AGREEMENT") among the undersigned, Pilgrim's Pride Corporation, a Delaware corporation (the "COMPANY"), you (the "BANKS") and Harris Trust and Savings Bank, as agent for the Banks (the "AGENT"). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

     The Company, the Agent and the Banks now wish to amend the Credit Agreement to permit the Company to acquire WLR Foods, Inc., a Virginia corporation and to amend certain other covenants to the Credit Agreement, all on the terms and conditions and in the manner set forth in this Amendment.

1.   AMENDMENTS.

     Upon  satisfaction  of  all  of  the conditions precedent  set  forth  in
Section 2 hereof, the Credit Agreement shall be amended as follows:

   1.1. Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto:

          " " ACQUISITION CO." shall mean a newly formed wholly-owned Subsidiary of the Company.

          "BRIDGE FACILITY" shall mean a credit facility to be entered into by the Company and WLR and its Subsidiaries maturing no later than January 31, 2002 that will be used solely to finance a portion of the purchase price of the WLR Acquisition, including the repayment of Debt of WLR and its Subsidiaries that is outstanding on the WLR Acquisition Date and fees and expenses relating to the WLR Acquisition.

          "HEDGING LIABILITIES" shall mean indebtedness, obligations and liabilities of the Company and any of its Subsidiaries attributable to
     (i) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, cap, collar or floor or other interest rate hedge arrangement, to which the Company or any of its Subsidiaries is a party or a beneficiary, (ii) any foreign exchange contract, currency option, currency swap, cap, collar or floor or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values or (iii) any commodity option, commodity forward contract, commodity swap, cap, collar or floor or similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in commodity prices.

          "PERMANENT ACQUISITION FINANCING" shall mean a credit facility entered into by the Company and WLR and its Subsidiaries to refinance the indebtedness incurred pursuant to the Bridge Facility.

          "TURKEY   BUSINESS  ASSETS"  shall  mean  assets  of  WLR  and   its
     Subsidiaries that relate to their turkey line of business.

          "TURKEY BUSINESS SALE DATE" shall mean the date on which the Turkey Business Assets are sold to a third party.

          "WLR" shall mean WLR Foods, Inc., a Virginia corporation.

          "WLR ACQUISITION" shall mean the acquisition by the Company of all of the issued and outstanding capital stock of WLR through the merger of Acquisition Co. with and into WLR with WLR being the surviving corporation, for a price per share of WLR capital stock not to exceed $14.50 for not more than 17,155,317 shares.

          "WLR ACQUISITION DATE" shall mean the date on which the WLR Acquisition occurs."

   1.2. Section 7.6 of the Credit Agreement shall be amended by adding the following provision as subsection (c) of the proviso contained therein:

          ", and (c)  the Company may consummate the WLR Acquisition."

   1.3. Section 7.8 of the Credit Agreement shall be amended to read as follows:

          "SECTION 7.8. LEVERAGE RATIO. The Company will not permit its Leverage Ratio at any time to exceed 0.675 to 1 from the WLR Acquisition Date through the earlier of the date that is two years after the WLR Acquisition Date and the Turkey Business Sale Date and 0.625 to 1 at any time thereafter."

   1.4. Section 7.16 of the Credit Agreement shall be amended by deleting the word "and" appearing at the end of subsection (q) thereof, by replacing the period at the end of subsection (r) thereof with a semi-colon and by adding the following provisions thereto as subsections (s), (t) and (u):

          "(s) liens, pledges, mortgages and security interests on assets (other than the Collateral) of the Company and its Subsidiaries to secure Hedging Liabilities;

          (t) liens, pledges, mortgages and security interests on the capital stock of WLR and on the assets of WLR and its Subsidiaries securing the indebtedness, obligations and liabilities under the Bridge Facility; and

          (u) liens, pledges, mortgages and security interests on the assets of the Company, WLR and their respective Subsidiaries (other than the Collateral and the inventory and accounts (including accounts receivable) of WLR and its Subsidiaries) securing the indebtedness, obligations and liabilities under the Permanent Acquisition Financing."

   1.5. Section 7.17(q) of the Credit Agreement shall be amended by replacing the figure "$150,000,000" appearing in clause (i) thereof with the figure "$200,000,000".

   1.6. Section 7.17(r) of the Credit Agreement shall be amended by replacing the figure "$75,000,000" appearing in clause (i) thereof with the figure "$100,000,000".

   1.7. Section 7.17(u) of the Credit Agreement shall be amended by replacing the figure "$200,000,000" appearing in clause (i) thereof with the phrase "the sum of (A) $200,000,000, plus (B) if the Bridge Facility is not consummated, $200,000,000, which amount shall be syndicated by CoBank, ACB in connection with the WLR Acquisition.

   1.8. Section 7.17 of the Credit Agreement shall be amended by deleting the word "and" appearing at the end of subsection (t) thereof, by replacing the period at the end of subsection (u) thereof with a semi-colon and by adding the following provisions thereto as subsections (v) and (w):

          "(v) Hedging Liabilities; and

          (w) indebtedness, obligations and liabilities of the Company, WLR and their respective Subsidiaries pursuant to the Bridge Facility and the Permanent Acquisition Financing, PROVIDED that the aggregate principal amount thereof shall not exceed $200,000,000 at any time."

   1.9. Section 7.18 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (r) thereof with "; and" and by adding the following provision thereto as subsection (s):

          "(s) the WLR Acquisition, PROVIDED that the consideration for each share of capital stock of WLR shall not exceed $14.50 for not more than 17,155,317 shares."

  1.10. Section 7.18(r) of the Credit Agreement shall be amended by inserting the words "and (s)" immediately following the reference to "(q)" therein.

  1.11. Section 7.19 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (d) thereof with "; and" and by adding the following provision thereto as subsection (e):

          "(e) the sale of the Turkey Business Assets."

  1.12. Section 7.22 of the Credit Agreement shall be amended to read as follows:

          "SECTION 7.22. USE OF LOAN PROCEEDS The Company will use the proceeds of all Loans and L/Cs made or issued hereunder solely to refinance existing Debt, to fund a portion of the cash purchase price of the WLR Acquisition and for general corporate purposes."

  1.13. Section 7.23 of the Credit Agreement shall be amended by adding the following provision immediately before the period appearing at the end thereof:

          "; and except that the foregoing shall not prohibit the merger of Acquisition Co. with and into WLR with WLR being the survivor of such merger as part of the WLR Acquisition or the sale of the Turkey Business Assets."

  1.14. Section 7.29 of the Credit Agreement shall be amended by adding the following proviso immediately before the period appearing at the end thereof:

          "; PROVIDED, that the Company may form Acquisition Co. and may acquire WLR and its Subsidiaries through the WLR Acquisition."

  1.15. The Credit Agreement shall be amended by adding the following provision thereto as Section 7.33:

          "SECTION 7.33. WLR ACQUISITION DOCUMENTS. No later than January 31, 2001, the Company shall deliver to the Agent copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Company, of the Agreement and Plan of Merger among the Company, Acquisition Co. and WLR and all documents relating thereto."

  1.16. Exhibits C, D, H and J to the Credit Agreement shall be replaced by Exhibits C, D, H and J attached to this Amendment.

2.   CONDITIONS PRECEDENT.

     The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

   2.1. The Company and each of the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

   2.2. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

   2.3. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

   2.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.

   2.5. The Agent shall have received (in sufficient counterparts for distribution to each of the Banks) all of the following in a form satisfactory to the Agent, the Banks and their respective counsel:

          (a) copies (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment, and the other instruments and documents contemplated hereby; and

          (b) opinion of counsel to the Company substantially in the form of Exhibit A hereto and satisfactory to the Agent, the Banks and their respective counsel.

   2.6. The Company shall have paid to the Agent for the ratable account of the Banks that execute this Amendment (the "CONSENTING BANKS") a non-refundable amendment fee in an amount equal to one-eighth of one percent (0.125%) of the sum of the Revolving Credit Commitments of the Consenting Banks and the Consenting Banks' aggregate Commitment Percentage of the amount available to be drawn under the Bond L/C.

3.   REPRESENTATIONS AND WARRANTIES.

   3.1. The Company, by its execution of this Amendment, hereby represents and warrants the following:

          (a)  each  of  the  representations  and  warranties  set  forth  in
     Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under
     Section 5.3 shall be deemed to refer to the most recent annual report furnished to the Banks by the Company; and

          (b) the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.

4.   MISCELLANEOUS.

   4.1. The Company has heretofore executed and delivered to the Agent that certain Security Agreement Re: Accounts Receivable, Farm Products and Inventory dated as of May 27, 1993, as amended (the "SECURITY AGREEMENT") and the Company hereby agrees that the Security Agreement shall secure all of the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended by this Amendment, that notwithstanding the execution and delivery of this Amendment, the Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

   4.2. Except as specifically amended herein the Credit Agreement and the Notes shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

   4.3. The Company agrees to pay all out-of-pocket costs and expenses incurred by the Agent and Banks in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the fees and expenses of Messrs. Chapman and Cutler.

   4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

   4.5. (A) THIS AMENDMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT PROVIDED IN SECTION 4.6(b) HEREOF AND TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY.

    (b) NOTWITHSTANDING ANYTHING IN SECTION 4.6(a) HEREOF TO THE CONTRARY, NOTHING IN THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE COMPANY, THE AGENT OR ANY OF THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR OTHER APPLICABLE FEDERAL LAW.

Dated as of October ____, 2000.


                                 PILGRIM'S PRIDE CORPORATION


                                 By
                                   Its

     Accepted and Agreed to as of the day and year last above written.

                                 HARRIS TRUST AND SAVINGS BANK individually
                                   and as Agent


                                 By
                                   Its

                                 U.S. BANCORP AG CREDIT, INC.


                                 By
                                   Its

                                 COBANK, ACB


                                 By
                                   Its

                                 SUNTRUST BANK, ATLANTA


                                 By
                                   Its

                                 CREDIT AGRICOLE INDOSUEZ


                                 By
                                   Its


                                 By
                                   Its

                                  EXHIBIT A

                   (TO BE RETYPED ON LETTERHEAD OF COUNSEL
                       AND DATED AS OF DATE OF CLOSING)



                              October ___, 2000






Harris Trust and Savings Bank
Chicago, Illinois

U.S. Bancorp Ag Credit, Inc.
Denver, Colorado

CoBank, ACB
Wichita, Kansas

SunTrust Bank, Atlanta
Atlanta, Georgia

Credit Agricole Indosuez
Chicago, Illinois




Ladies and Gentlemen:

     We have served as counsel to Pilgrim's Pride Corporation, a Delaware corporation (the "BORROWER"), in connection with the First Amendment to Second Amended and Restated Secured Credit Agreement dated as of October __, 2000 (the "AMENDMENT"). As such counsel, we have examined executed original of. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in that certain Second Amended and Rested Secured Credit Agreement by and among the Borrower, Harris Trust and Savings Bank in its capacity as agent ("AGENT") and in its individual capacity, and the other lenders party thereto ("BANKS"). As counsel to the Borrower, we are familiar with the certificate of incorporation and by-laws of the Borrower. We have also examined an executed original of the Amendment and such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. We have relied upon certificates of governmental officials and appropriate representatives of the Borrower and upon representations made in or pursuant to the Amendment and the Loan Documents.

     In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this letter, that (except to the extent set forth in our opinions expressed below as to the Borrower):

          (i) (a) such documents have been duly authorized, executed and delivered by all of the parties to such documents, and (b) such documents constitute legal, valid, binding and enforceable obligations of all of the parties to such documents;

         (ii) all signatories to such documents have been duly authorized; and

        (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate and other) to execute and deliver, and to perform their obligations under, such documents.

     Based upon and subject to the foregoing and subject also to the comments, assumptions, exceptions and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

     1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware with full and adequate corporate power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in the State of Texas.

     2. The Borrower has the corporate power to borrow from you, to mortgage, pledge, assign and otherwise encumber its assets and properties as collateral security for such borrowings, to execute and deliver the Amendment and to observe and perform all the matters and things therein provided for. The execution and delivery of the Amendment by the Borrower does not, nor will the observance or performance by the Borrower of any of the matters or things therein provided for, violate any provision of law or of the respective certificate of incorporation or by-laws of the Borrower (there being no other agreements under which the Borrower is organized) or, to our knowledge, of any provision of any material indenture or agreement binding upon the Borrower or any of its properties or assets.

     3. The Amendment has been duly authorized by all necessary corporate action (no stockholder approval being required) and has been executed and delivered by the Borrower and constitute the valid and binding agreement of the Borrower enforceable against it in accordance with its respective terms.

     4. No order, authorization, consent, license or exemption of, or filing or registration with, any court or any state or federal governmental department, agency, instrumentality or regulatory body, is or will be required in connection with the lawful execution and delivery of the Amendment or observance and performance by the Borrower of any of the terms of the Amendment.

     5. To our knowledge, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could reasonably be expected to result in any material adverse change in the properties, business, operations or condition of the Borrower or in the value of the collateral security for your loans and other credit accommodations to the Borrower.

     The  foregoing   opinions   are   subject   to  the  following  comments,
assumptions, exceptions and qualifications:

    (A) In rendering the opinion set forth in paragraph 1 above as to existence and good standing, this firm has relied solely on the Existence, Qualification and Good Standing Certificates that this firm received in response to this firm's June 29, 2000 request for confirmation of the existence and good standing of the Borrower in the State of Delaware, and qualification to do business in the State of Texas, copies of which certificates have been furnished to you.

    (B) In rendering the opinion set forth in paragraph 2 above, this firm has not conducted any analysis of compliance with any numeric or financial standards contained in any material agreement and this firm expresses no opinion with respect thereto or the effects thereof.

    (C) The opinions expressed in paragraph 3 above are subject to (i) laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and (ii) principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

    (D)  This firm  expresses no opinion with respect to the enforceability of
Section 4.6(b) of the Amendment or provisions in the Amendment relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of nonwaivable benefits bestowed by operation of law; or the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.

    (E) In rendering the portions of the foregoing opinions that involve a concept of materiality, this firm has relied exclusively on the officers of the Borrower in determining materiality.

    (F) In connection with statements herein qualified by "our knowledge," or as to our examination has been limited to discussions with the officers and other representatives of the Borrower by, and those statements refer only to what is in the actual current consciousness of, attorneys in the Dallas office of this firm who have been involved in the representation of the Borrower in connection with the transactions described in the Amendment, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by the Borrower to us or to you.

    (G) We are admitted to practice in the State of Texas. This opinion letter is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of Texas.

    (H) This firm notes that the Amendment by its terms purport to be governed by the laws of the State of Illinois. While this firm expresses no opinion with respect to the laws of the State of Illinois, in rendering the opinions above, this firm has assumed that the internal laws of the State of Illinois are the same as the internal laws of the State of Texas. We have not conducted any analysis to determine if such assumption is correct.

     This opinion is provided to the addressees, and is provided only in connection with this transaction and may not be relied upon in any respect by any other person or for any other purpose.



                                 Respectfully submitted,





                                     -2-